As filed with the Securities and Exchange
Commission on November 3, 2005                     Registration No. 333-128711
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 2
                                       TO
                                    FORM F-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  JED OIL INC.
             (Exact name of Registrant as specified in its charter)

        Alberta, Canada                                Not Applicable
    ----------------------                          --------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or organization


                        Suite 2600, 500 - 4th Avenue S.W.
                        Calgary, Alberta, Canada T2P 2V6
                                 (403) 537-3250
                     Address of Principal Executive Offices

                                Bruce A. Stewart
                             Chief Financial Officer
                        Suite 2600, 500 - 4th Avenue S.W.
                        Calgary, Alberta, Canada T2P 2V6
                                 (403) 537-3250
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              --------------------
                                   Copies to:
      Marcia Johnston                                 Kimberley R. Anderson
      General Counsel                                 Dorsey & Whitney LLP
        JED Oil Inc.                              1420 Fifth Avenue, Suite 3400
Suite 2600, 500 - 4th Avenue S.W.                   Seattle, Washington 98101
Calgary, Alberta, Canada T2P 2V6

                              --------------------

Approximate date of commencement of proposed sale to the public: At such time or from time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________________

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                        CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
                                                           Proposed Maximum         Proposed Maximum
Title of Each Class of Securities       Amount to Be       Offering Price Per       Aggregate Offering          Amount of
       to be Registered*               Registered (1)           Share (1)                 Price (1)         Registration Fee(1)
------------------------------------------------------------------------------------------------------------------------------
Common Shares, no par value              1,000,000               $20.00                 $20,000,000              $2,354*
------------------------------------------------------------------------------------------------------------------------------
*    This  registration  statement  also  includes  an  indeterminate  number of additional  shares of common stock as may from time to time become issuable as  a  result  of  any  stock  split,  stock  dividend  and  other  similar transactions;  which shares are registered  hereunder  pursuant to Rule 416 under the Securities Act of 1933, as amended.
(1)  The increased number of shares and the reduction of the conversion price of the senior subordinated  convertible note is due to the 3-for-2 stock split on October 13, 2005. The fee was calculated in accordance  with Rule 457(g)
     and was paid previously with the initial filing on September 30, 2005.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


--------------------------------------------------------------------------------

The information contained in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares and the selling shareholder is not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION

November 3, 2005



                                  JED OIL INC.



                             1,000,000 COMMON SHARES

We are registering 1,000,000 common shares of JED Oil Inc. for resale by the selling shareholder which are issuable upon conversion of a senior subordinated convertible note.

The selling stockholder may offer the common shares from time-to-time at market prices prevailing at the time of the sales or at negotiated prices. See Plan of Distribution beginning on page 14. We will not receive any proceeds from the sale of these shares.

Our common shares are listed on the American Stock Exchange under the symbol JDO. On November 1, 2005 the closing price of the shares was $17.96.

Investing in our common shares involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offence.

The date of this prospectus is _________________, 2005.

                                TABLE OF CONTENTS

PRELIMINARY PROSPECTUS.........................................................2
PROSPECTUS SUMMARY.............................................................4
ABOUT JED OIL INC..............................................................4
THE OFFERING...................................................................5
ABOUT THIS PROSPECTUS..........................................................5
INFORMATION ON OUTSTANDING SHARES..............................................6
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS.........................6
RISK FACTORS...................................................................7
SELLING SHAREHOLDER...........................................................14
PLAN OF DISTRIBUTION..........................................................15
Enforceability of Civil Liabilities...........................................17
CAPITALIZATION AND INDEBTEDNESS...............................................17
Description of securities.....................................................18
MARKETS.......................................................................20
Use of Proceeds...............................................................20
EXPENSES......................................................................21
LEGAL MATTERS.................................................................21
EXPERTS.......................................................................21
WHERE YOU CAN GET MORE INFORMATION............................................21
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................22
INDEMNIFICATION...............................................................22
INFORMATION NOT REQUIRED IN PROSPECTUS......................................II-1

                               PROSPECTUS SUMMARY


The following summary is qualified in its entirety by reference to the more detailed information and consolidated financial statements appearing elsewhere or incorporated by reference in this prospectus.

The terms "JED", "our company", "the company", "we", "us" and "our" as used in this prospectus on Form F-3 refer to JED Oil Inc. and its subsidiaries as a combined entity, except where the context requires otherwise.

                               ABOUT JED OIL INC.

JED Oil Inc. was incorporated with the mandate to develop the oil and natural gas properties of others under arrangements in which we will finance the cost of development drilling in exchange for interests in the oil and natural gas revenue generated by the properties. Our production averaged 584 boe/d during the first six months of 2005 including 461 bbls/d of medium and heavy crude oil and 735 mcf/d of natural gas. Our growth will come mainly from the development and exploitation of the undeveloped acreage owned by Enterra Energy Trust and its subsidiaries. These development programs will be financed in part by cash flow, and in part with debt or equity financing.

JED's business strategy is to grow its reserves and cash flow by funding the development of oil and gas properties in exchange for an interest in the property. JED is focused on per share growth. We will finance acquisitions with debt and cash flow, and minimize shareholders' dilution while maintaining a strong balance sheet. JED's ability to replace and grow its reserves over time is the key success factor in our business strategy.

A majority of our officers and employees were previously employed by Enterra Energy Corp., administrator of Enterra Energy Trust and are familiar with its management and operating philosophies. We anticipate that a majority of our development activities for the near future will be through farm-in or other arrangements with Enterra Energy Trust. We have no contractual or other restrictions with Enterra Energy Trust that prevents us from developing oil and natural gas projects with others.

Under an Agreement of Business Principles, properties acquired by Enterra will be contract operated and drilled by JMG Exploration, Inc. ("JMG"), if they are exploration properties, and contract operated and drilled by JED if they are development projects. Exploration of the properties will be done by JMG, which will pay 100% of the exploration costs to earn a 70% working interest in the properties. If JMG discovers commercially viable reserves on the exploration properties, Enterra will have the right to purchase 80% of JMG's working interest in the properties at a fair value as determined by independent engineers. Should Enterra elect to have JED develop the properties, development will be done by JED, which will pay 100% of the development costs to earn 70% of the interests of both JMG and Enterra. Enterra will have a first right to purchase assets developed by JED.

JED's principal executive office is located at Suite 2600, 500 - 4th Avenue S.W. Calgary, Alberta, Canada T2P 2V6 and our telephone number is (403) 537-3250.

                                  THE OFFERING


This prospectus covers up to 1,000,000 common shares to be sold by the selling shareholder identified in this prospectus.

Shares offered by the selling shareholder      1,000,000    shares   of   common
                                               stock(1)

Offering                                       price Determined at the time of
                                               sale by the selling shareholder.

Common shares outstanding prior to this        9,706,169 shares(3)
offering as of June 30, 2005

Common shares outstanding following this       10,706,169 shares(3)
offering if the note is converted

Common stock owned by the selling              None(2)
shareholder following this offering if
the note is converted and all of the
shares are sold

Use of proceeds                                All  proceeds  of  this  offering
                                               will be received  by  the selling
                                               shareholder for  its own account.
                                               Our   outstanding  debt  will  be
                                               reduced to the extent the note is
                                               converted.   The   note  is   not
                                               required to be converted.

Risk factors                                   You   should   read   the   "Risk
                                               Factors"  section  beginning   on
                                               page   7,   as   well   as  other
                                               cautionary  statements throughout
                                               this prospectus, before investing
                                               in our common shares.

American Stock Exchange                        JDO

--------------------------------------------------------------------------------
(1) On August 3, 2005, the selling shareholder acquired the senior subordinated convertible note with a conversion price of $20.00. This conversion price represented a premium to the then market price of $19.29 on August 3, 2005. We have agreed to register for resale by the holder of such securities the common shares issuable upon conversion of the note. Following the 3-for-2 stock split on October 13, 2005, the conversion price adjusted to $20.00.

(2) This figure is based on the number of common shares outstanding as of June 30, 2005 and assumes full conversion of the note at the conversion price of $20.00 and sale of all of the resulting common shares during the effectiveness of the registration statement that includes this prospectus. The selling shareholder is not required to convert its note or sell its shares. See "Plan of Distribution."

(3) Does not reflect a 3-for-2 stock split completed on October 13, 2005, other than with respect to the change in conversion price of the note.


                              ABOUT THIS PROSPECTUS

We are registering 1,000,000 common shares of JED Oil Inc. for resale by the selling shareholder.

On August 3, 2005, we entered into a $20,000,000 Convertible Subordinated Note Agreement with a qualified investor limited partnership. The convertible note bears interest at a rate of 10% per annum payable in quarterly payments commencing on November 1, 2005 and has a term through February 1, 2008. The note is convertible at the holder's option into 1,000,000 common shares of JED at a value of $20 per share. We have undertaken to file a registration statement with the Securities and Exchange Commission by October 2, 2005.

If this Registration Statement is not declared effective by the earlier of (i) December 1, 2005 or (ii) five business days after the SEC shall have informed us that no review of this registration statement will be made, we have agreed to pay liquidated damages equal to one percent of the outstanding principal amount of the note for each 30-day period or the pro rata amount for any shorter period until such time as the Registration Statement is declared effective. These liquidated damages also apply at any time that sales of common shares cannot be made pursuant to an effective registration statement, subject to certain limitations, such as permitted blackout periods.

This prospectus may only be used where it is legal to offer and sell the shares covered by this prospectus. We have not taken any action to register or obtain permission for this offering or the distribution of this prospectus in any country other than the United States.

                        INFORMATION ON OUTSTANDING SHARES

The number of common shares outstanding before and after this offering are set forth below:

        o    Common shares outstanding before the offering            9,706,169
             as of June 30, 2005

        o    Common shares to be outstanding after the offering      10,706,169
             assuming the note is converted

The number set forth above for the common shares outstanding before this offering is the number of shares outstanding as of June 30, 2005 and does not reflect the 3-for-2 stock split of October 13, 2005, other than with respect to the change in the conversion price of the note. The numbers set forth above do not include; (i) common shares issuable upon conversion of the note, (ii) 1,051,250 common shares that, as of June 30, 2005, are issuable upon the exercise of outstanding options, and (iii) 162,000 common shares that, as of June 30, 2005, are issuable upon the exercise of outstanding warrants. The additional options are exercisable at prices ranging from $3.67 to $11.15, with a weighted average exercise price of $6.70 per share and the additional warrants are exercisable at a price of $4.40 per share. The number set forth above for the common shares to be outstanding after this offering assuming all shares are sold includes common shares issuable upon the conversion of the note at the conversion price.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference include forward-looking statements. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference, including statements regarding our future financial position, estimated amounts and timing of capital expenditures, royalty rates and exchange rates, plans for drilling, exploration and development, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in "Risk Factors" below and in our annual report on Form 20-F under the heading "Risk Factors".

Statements concerning oil and gas reserves contained in the documents incorporated by reference may be deemed to be forward-looking statements as they involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions.

These risks and uncertainties include:

     o the risks of the oil and gas industry, such as operational risks in exploring for, developing and producing crude oil, natural gas and natural gas liquids;

     o    market demand;

     o    risks and uncertainties involving geology of oil and gas deposits;

     o    the uncertainty of reserves estimates and reserves life;

     o the uncertainty of estimates and projections relating to production, costs and expenses;

     o potential delays or changes in plans with respect to exploration or development projects or capital expenditures;

     o fluctuations in oil and gas prices, foreign currency exchange rates and interest rates;

     o    our reliance on Enterra Energy Trust for farm-in projects;

     o    health, safety and environmental risks;

     o    uncertainties as to the availability and cost of financing; and

     o the possibility that government policies or laws may change or governmental approvals may be delayed or withheld.

Other sections of this prospectus may include additional factors, which could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                  RISK FACTORS

Please consider carefully the following risk factors and uncertainties which we face in our business, and other information contained in this prospectus, before investing in our common shares.

We may be subject to financial penalties in the event that this registration statement is not declared effective by December 1, 2005.
--------------------------------------------------------

In connection with the private placement completed in August 2005, we agreed to file a resale registration statement, and to bring such registration statement effective within 120 days following the closing of the private placement. In the event that this registration statement is not declared effective by December 1, 2005, or if the registration statement is not taken effective within five business of the SEC determining not to review the registration statement, we are subject to a monthly penalty of approximately $200,000 each 30 day period until such date as the registration statement shall be declared effective by the SEC. Similar financial penalties will be incurred if resales cannot be made pursuant to the registration statement after the date of its effectiveness, subject to certain limitations.

Our results of operations and financial condition are dependent on the prices received for our oil and natural gas production.
------------------------------------------------


Oil and natural gas prices have fluctuated widely during recent years and are subject to fluctuations in response to relatively minor changes in supply, demand, market uncertainty and other factors that are beyond our control. These factors include, but are not limited to, worldwide political instability, foreign supply of oil and natural gas, the level of consumer product demand, government regulations and taxes, the price and availability of alternative fuels and the overall economic environment. Any decline in crude oil or natural gas prices may have a material adverse effect on our operations, financial condition, borrowing ability, reserves and the level of expenditures for the development of oil and natural gas reserves. Any resulting decline in our cash flow could reduce our share price.

We may use financial derivative instruments and other hedging mechanisms to try to limit a portion of the adverse effects resulting from changes in natural gas and oil commodity prices. To the extent we hedge our commodity price exposure, we forego the benefits we would otherwise experience if commodity prices were to increase. In addition, our commodity hedging activities could expose us to losses. Such losses could occur under various circumstances, including where the other party to a hedge does not perform its obligations under the hedge agreement, the hedge is imperfect or our hedging policies and procedures are not followed. Furthermore, we cannot guarantee that such hedging transactions will fully offset the risks of changes in commodities prices.

In addition, we regularly assess the carrying value of our assets in accordance with U.S. generally accepted accounting principles under the full cost method. If oil and natural gas prices become depressed or decline, the carrying value of our assets could be subject to downward revision.

An increase in operating costs or a decline in our production level could have a material adverse effect on our results of operations and financial condition and, therefore, could affect our cash flow and the market price of the common shares.
-------

Higher operating costs for our underlying properties will directly decrease the amount of cash flow received by us and, therefore, may reduce the price of our common shares. Electricity, chemicals, supplies, reclamation and abandonment and labor costs are a few of the operating costs that are susceptible to material fluctuation.

The level of production from our existing properties may decline at rates greater than anticipated due to unforeseen circumstances, many of which are beyond our control. A significant decline in our production could result in materially lower revenues and cash flow.

A decline in our ability to market our oil and natural gas production could have a material adverse effect on production levels or on the price that we received for our production, which, in turn, could affect the market price of our common shares.
-------

Our business depends in part upon the availability, proximity and capacity of gas gathering systems, pipelines and processing facilities. Canadian federal and provincial, as well as United States federal and state, regulation of oil and gas production, processing and transportation, tax and energy policies, general economic conditions, and changes in supply and demand could adversely affect our ability to produce and market oil and natural gas. If market factors change and inhibit the marketing of our production, overall production or realized prices may decline, which could reduce value to our shareholders.

Fluctuations in foreign currency exchange rates could adversely affect our business, and could affect the market price of our common shares.
-----------------------------------------------------------------

The price that we receive for a majority of our oil and natural gas is based on United States dollar denominated benchmarks, and therefore the price that we receive in Canadian dollars is affected by the exchange rate between the two currencies. A material increase in the value of the Canadian dollar relative to the United States dollar may negatively impact net production revenue by decreasing the Canadian dollars received for a given United States dollar price. We could be subject to unfavorable price changes to the extent that we have engaged, or in the future engage, in risk management activities related to foreign exchange rates, through entry into forward foreign exchange contracts or otherwise.

Actual reserves will vary from reserve estimates, and those variations could be material, and affect the market price of our common shares.
-----------------------------------------------------------

The reserve and recovery information contained in the independent engineering report prepared by McDaniel & Associates Consultants Ltd. ("McDaniel") relating to our reserves is only an estimate and the actual production and ultimate reserves from our properties may be greater or less than the estimates prepared by McDaniel.

The value of our common shares depends upon, among other things, the reserves attributable to our properties. Estimating reserves is inherently uncertain. Ultimately, actual reserves attributable to our properties will vary from estimates, and those variations may be material. The reserve figures contained herein are only estimates. A number of factors are considered and a number of assumptions are made when estimating reserves. These factors and assumptions include, among others:

     o historical production in the area compared with production rates from similar producing areas;

     o future commodity prices, production and development costs, royalties and capital expenditures;

     o    initial production rates;

     o    production decline rates;

     o    ultimate recovery of reserves;

     o    success of future development activities;

     o    marketability of production;

     o    effects of government regulation; and

     o other government levies that may be imposed over the producing life of reserves.

Reserve estimates are based on the relevant factors, assumptions and prices on the date the relevant evaluations were prepared. Many of these factors are subject to change and are beyond our control. If these factors, assumptions and prices prove to be inaccurate, actual results may vary materially from reserve estimates.

If we expand our operations beyond oil and natural gas production in western Canada, we may face new challenges and risks.
---------------------------------------------

If we were unsuccessful in managing these challenges and risks, our results of operations and financial condition could be adversely affected, which could affect the market price of our common shares.

Our operations and expertise are currently focused on conventional oil and gas production and development in the Western Canadian Sedimentary Basin. In the future, we may acquire oil and gas properties outside this geographic area. In addition, our activities are not limited to oil and gas production and development, and we could acquire other energy related assets, such as oil and natural gas processing plants or pipelines. Expansion of our activities into new areas may present challenges and risks that we have not faced in the past. If we do not manage these challenges and risks successfully, our results of operations and financial condition could be adversely affected.

In determining the purchase price of acquisitions, we rely on both internal and external assessments relating to estimates of reserves that may prove to be materially inaccurate. Such reliance could adversely affect the market price of our common shares.
------------------

The price we are willing to pay for reserve acquisitions is based largely on estimates of the reserves to be acquired. Actual reserves could vary materially from these estimates. Consequently, the reserves we acquire may be less than expected, which could adversely impact cash flows and shareholder value. An initial assessment of an acquisition may be based on a report by engineers or firms of engineers that have different evaluation methods and approaches than those of our engineers, and these initial assessments may differ significantly from our subsequent assessments.

We do not operate any of our properties and, therefore, results of operations may be adversely affected by the failure of third-party operators, which could affect the market price of our common shares.
---------------------------------------------

The continuing production from a property, and to some extent the marketing of that production, is dependent upon the ability of the operators of those properties. At December 31, 2004, 100% of our daily production was from properties operated by third parties. To the extent a third-party operator fails to perform its functions efficiently or becomes insolvent, our revenue may be reduced. Third party operators also make estimates of future capital expenditures more difficult.

Further, the operating agreements, which govern the properties not operated by us, typically require the operator to conduct operations in a good and "workmanlike" manner. These operating agreements generally provide, however, that the operator has no liability to the other non-operating working interest owners for losses sustained or liabilities incurred, except for liabilities that may result from gross negligence or willful misconduct.

We are currently dependent on Enterra Energy Trust for our growth. If our relationship with Enterra is weakened or terminated, it could adversely impact our growth and financial results.
---------------------------------

Under an Agreement of Business Principles, properties acquired by Enterra will be contract operated and drilled by JMG Exploration, Inc. ("JMG"), if they are exploration properties, and contract operated and drilled by JED if they are development projects. Exploration of the properties will be done by JMG, which will pay 100% of the exploration costs to earn a 70% working interest in the properties. If JMG discovers commercially viable reserves on the exploration properties, Enterra will have the right to purchase 80% of JMG's working interest in the properties at a fair value as determined by independent engineers. Should Enterra elect to have JED develop the properties, development will be done by JED, which will pay 100% of the development costs to earn 70% of the interests of both JMG and Enterra. Enterra will have a first right to purchase assets developed by JED.

We anticipated our growth will come mainly from the development and exploitation of the undeveloped acreage owned by Enterra. If our relationship with Enterra was damaged, it would adversely impact our growth and financial results.

Delays in business operations could adversely affect the market price of our common shares.
--------------

In addition to the usual delays in payment by purchasers of oil and natural gas to the operators of our properties, and the delays of those operators in remitting payment to us, payments between any of these parties may also be delayed by:

     o    restrictions imposed by lenders;

     o    accounting delays;

     o    delays in the sale or delivery of products;

     o    delays in the connection of wells to a gathering system;

     o    blowouts or other accidents;

     o    adjustments for prior periods;

     o recovery by the operator of expenses incurred in the operation of the properties; or

     o    the establishment by the operator of reserves for these expenses.

Any of these delays could reduce the amount of cash available in a given period and expose us to additional third party credit risks.

We may, from time to time, finance a significant portion of our operations through debt. Our indebtedness could affect the market price of our common shares.
-------

The payments of interest and principal, and other costs, expenses and disbursements to our lenders reduce amounts available for reinvestment. Variations in interest rates and scheduled principal repayments could result in significant changes to the amount of the cash flow required to apply to the debt. The agreements governing a typical credit facility provide that if we are in default under the credit facility, exceed certain borrowing thresholds or fail to comply with certain covenants, we must repay the indebtedness at an accelerated rate.

Lenders are typically provided with a security interest in substantially all of our assets. If we are unable to pay the debt service charges or otherwise commit an event of default, such as bankruptcy, our lenders may foreclose on and sell the properties. The proceeds of any sale would be applied to satisfy amounts owed to the creditors. Only after the proceeds of that sale were applied towards the debt would the remainder, if any, be available for distribution to shareholders.

A credit facility may not provide sufficient liquidity.
-------------------------------------------------------

The amounts available under any future credit facility may not be sufficient for future operations, or we may not be able to obtain additional financing on economic terms attractive to us, if at all. Repayment of all outstanding amounts may be demanded at any time. If this occurs, we may need to obtain alternate financing. Any failure to obtain suitable replacement financing may have a material adverse effect on our business.

Our assets could become highly leveraged. Any material change in our liquidity could impair our ability to pay dividends and could adversely affect the value of your investment.

We could carry a high amount of debt relative to our assets. A decrease in the amount of our production or the price we receive for it could make it difficult for us to service our debt or may cause the bank that issued our loan to determine that our assets are insufficient security for our bank debt.

The oil and natural gas industry is highly competitive.
-------------------------------------------------------

We compete for capital, acquisitions of reserves, undeveloped lands, skilled personnel, access to drilling rigs, service rigs and other equipment, access to processing facilities, pipeline and refining capacity and in many other respects with a substantial number of other organizations, many of which may have greater technical and financial resources than we do. Some of these organizations explore for, develop and produce oil and natural gas, but also carry on refining operations and market oil and other products on a worldwide basis. As a result of these complementary activities, some of our competitors may have greater and more diverse competitive resources to draw on than we do. Given the highly competitive nature of the oil and natural gas industry, this could adversely affect the market price of our common shares.

The industry in which we operate exposes us to potential liabilities that may not be covered by insurance.
----------------------------

Our operations are subject to all of the risks associated with the operation and development of oil and natural gas properties, including the drilling of oil and natural gas wells, and the production and transportation of oil and natural gas. These risks include encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, equipment failures and other accidents, cratering, sour gas releases, uncontrollable flows of oil, natural gas or well fluids, adverse weather conditions, pollution, other environmental risks, fires and spills. A number of these risks could result in personal injury, loss of life, or environmental and other damage to our property or the property of others. We cannot fully protect against all of these risks, nor are all of these risks insurable. We may become liable for damages arising from these events against which we cannot insure or against which we may elect not to insure because of high premium costs or other reasons. Any costs incurred to repair these damages or pay these liabilities would reduce the value of our common shares.

The operation of oil and natural gas wells could subject us to environmental claims and liability.
---------------------

The oil and natural gas industry is subject to extensive environmental regulation pursuant to local, provincial and federal legislation. A breach of that legislation may result in the imposition of fines or the issuance of "clean up" orders. Legislation regulating the oil and natural gas industry may be changed to impose higher standards and potentially more costly obligations. For example, the 1997 Kyoto Protocol to the United Nation's Framework Convention on Climate Change, known as the Kyoto Protocol, was ratified by the Canadian government in December 2002 and will require, among other things, significant reductions in greenhouse gases. The impact of the Kyoto Protocol on us is uncertain and may result in significant additional costs (future) for our operations. Although we record a provision in our financial statements relating to our estimated future environmental and reclamation obligations, we cannot guarantee that we will be able to satisfy our actual future environmental and reclamation obligations.

We are not fully insured against certain environmental risks, either because such insurance is not available or because of high premium costs. In particular, insurance against risks from environmental pollution occurring over time (as opposed to sudden and catastrophic damages) is not available on economically reasonable terms.

Accordingly, our properties may be subject to liability due to hazards that cannot be insured against, or that have not been insured against due to prohibitive premium costs or for other reasons. Any site reclamation or abandonment costs actually incurred in the ordinary course of business in a specific period will be funded out of cash flow and, therefore, will reduce the amounts available for reinvestment. Should we be unable to fully fund the cost of remedying an environmental problem, we might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy.

Lower crude oil and natural gas prices increase the risk of ceiling limitation write-downs. Any write-downs could materially affect the value of your investment.
-----------

All costs related to the exploration for and the development of oil and gas reserves are capitalized into a single cost centre representing our activity, which is undertaken exclusively in Canada. Costs capitalized include land acquisition costs, geological and geophysical expenditures, lease rentals on undeveloped properties and costs of drilling productive and non-productive wells. Proceeds from the disposal of properties are applied as a reduction of cost without recognition of a gain or loss except where such disposals would result in a major change in the depletion rate.

Capitalized costs are depleted and depreciated using the unit-of-production method based on the estimated gross proven oil and natural gas reserves before royalties as determined by independent engineers. Units of natural gas are converted into barrels of equivalents on a relative energy content basis. Capitalized costs, net of accumulated depletion and depreciation, are limited to estimated future net revenues from proven reserves, based on year-end prices, undiscounted, less estimated future abandonment and site restoration costs, general and administrative expenses, financing costs and income taxes. Estimated future abandonment and site restoration costs are provided for over the life of proven reserves on a unit-of-production basis. The annual charge is included in depletion and depreciation expense and actual abandonment and site restoration costs are charged to the provision as incurred. The amounts recorded for depletion and depreciation and the provision for future abandonment and site restoration costs are based on estimates of proven reserves and future costs. The recoverable value of capital assets is based on a number of factors including the estimated proven reserves and future costs. By their nature, these estimates are subject to measurement uncertainty and the impact on financial statements of future periods could be material.

Under United States GAAP, companies using the "full cost" method of accounting for oil and gas producing activities perform a ceiling test using estimated future net revenue from proven oil and gas reserves using a discount factor of 10%. Prices used in the US GAAP ceiling tests performed for this reconciliation were those in effect at the applicable year-end. Financing and administration costs are excluded from the calculation under U.S. GAAP. At December 31, 2004 JED realized a US GAAP ceiling test write-down of $4.2 million.

The risk that we will be required to write down the carrying value of crude oil and natural gas properties increases when crude oil and natural gas prices are low or volatile. We may experience additional ceiling test write-downs in the future.

Unforeseen title defects may result in a loss of entitlement to production and reserves.
---------

Although we conduct title reviews in accordance with industry practice prior to any purchase of resource assets, such reviews do not guarantee that an unforeseen defect in the chain of title will not arise and defeat our title to the purchased assets. If such a defect were to occur, our entitlement to the production from such purchased assets could be jeopardized and, as a result, shareholder value may be reduced.

Aboriginal land claims
----------------------

The economic impact on us of claims of aboriginal title is unknown. Aboriginal people have claimed aboriginal title and rights to a substantial portion of western Canada. We are unable to assess the effect, if any, that any such claim would have on our business and operations.

Changes in tax and other laws may adversely affect shareholders.
----------------------------------------------------------------

Income tax laws, other laws or government incentive programs relating to the oil and gas industry, such as the treatment of resource allowance, may in the future be changed or interpreted in a manner that adversely affects the shareholders. Tax authorities having jurisdiction over JED Oil Inc. may disagree with the manner in which we calculate our income for tax purposes or could change their administrative practices to our detriment or the detriment of shareholders. Accordingly, changes in this area are possible.

Income tax matters
------------------

On October 31, 2003, the Department of Finance (Canada) released, for public comment, proposed amendments to the Tax Act that relate to the deductibility of interest and other expenses for income tax purposes for taxation years commencing after 2004. In general, the proposed amendments may deny the realization of losses in respect of a business if there is no reasonable expectation that the business will produce a cumulative profit over the period that the business can reasonably be expected to be carried on. If such proposed amendments were enacted and successfully invoked by the Canada Revenue Agency ("CRA") against JED or a subsidiary entity, it could materially adversely affect our cash flow. However, JED believes that it is reasonable to expect JED and each subsidiary entity to produce a cumulative profit over the expected period that the business will be carried on. Expenses incurred by JED are only deductible to the extent they are reasonable. Although JED is of the view that all expenses to be claimed by JED and its subsidiary entity should be reasonable and deductible, there can be no assurance that CRA will agree. If CRA were to successfully challenge the deductibility of such expenses, the return to shareholders may be adversely affected.

Changes in market-based factors may adversely affect the trading price of our common shares.
--------------

The market price of our common shares is primarily a function of anticipated profits and cash flow and the value of our properties. The market price of our common shares is therefore sensitive to a variety of market-based factors, including, but not limited to, interest rates and the comparability of our common shares to other growth oriented securities. Any changes in these market-based factors may adversely affect the trading price of the common shares.

Loss of key management and other personnel could adversely impact our business.
-------------------------------------------------------------------------------

Shareholders are entirely dependent on the management of JED with respect to the acquisition of oil and gas properties and assets, the development and acquisition of additional reserves, the management and administration of all matters relating to our oil and natural gas properties and the administration of the Company. The loss of the services of key individuals who currently comprise the management team could have a detrimental effect on shareholder value. Investors should carefully consider whether they are willing to rely on the existing management before investing in the common shares.

There may not always be an active trading market for the common shares.
-----------------------------------------------------------------------

While there is currently an active trading market for our common shares in the United States, we cannot guarantee that an active trading market will be sustained.

We may undertake acquisitions that could limit our ability to manage and maintain our business, result in adverse accounting treatment and are difficult to integrate into our business. Any of these events could result in a material change in our liquidity and could adversely affect the value of your investment.
--------------------------------------------------------------------------------

A component of future growth will depend on the ability to identify, negotiate, and acquire additional companies and assets that complement or expand existing operations. However we may be unable to complete any acquisitions, or any acquisitions we may complete may not enhance our business. Any acquisitions could subject us to a number of risks, including:

     o    diversion of management's attention;

     o inability to retain the management, key personnel and other employees of the acquired business;

     o inability to establish uniform standards, controls, procedures and policies;

     o    inability to retain the acquired company's customers;

     o exposure to legal claims for activities of the acquired business prior to acquisition; and inability to integrate the acquired company and its employees into our organization effectively.

There may be future dilution.
-----------------------------

One of our objectives is to continually add to our reserves through acquisitions and through development. Our success in part, may be dependent on our ability to raise capital from time to time by selling additional Common Shares. Shareholders will suffer dilution as a result of these offerings if, for example, the cash flow, production or reserves from the acquired assets do not reflect the additional number of Common Shares issued to acquire those assets. Shareholders may also suffer dilution in connection with future issuances of Common Shares to effect acquisitions.

We are incorporated in Alberta, Canada, some of our directors and officers live in Canada, and most of our assets are in Canada, and investors may have difficulty initiating legal claims and enforcing judgments against us and our directors and officers.
-----------------------

JED is a corporation existing under the laws of the Province of Alberta and the majority of its assets and operations are located, and the majority of its revenues are derived, outside the United States. JED has appointed an agent to receive service of process in the United States. However, it may not be possible for holders to enforce outside the United States judgments against JED obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of the United States federal securities laws. In addition, certain of the directors and officers of JED are residents of Canada, and all or a substantial portion of the assets of those directors and officers are or may be located outside the United States. As a result, it may not be possible for holders to effect service of process within the United States upon those persons, or to enforce against them judgments obtained in the United States courts, including judgments predicated upon the civil liability provisions of the United States federal and state securities laws. We believe that there is uncertainty as to whether Canadian courts would enforce (i) judgments of United States courts obtained against JED or such persons predicated upon the civil liability provisions of the United States federal and state securities laws or (ii) in original actions brought in Canada, liabilities against JED or such persons predicated upon the United States federal and state securities laws.

                               SELLING SHAREHOLDER

The table below lists the selling shareholder who may resell shares pursuant to this prospectus and, in addition, sets forth the following:

     o the number of common shares outstanding beneficially owned by the investor prior to the offering;

     o the number of shares registered for sale in the offering and issuable upon exercise of note;

     o the number of common shares owned by the investor after the offering, assuming it sells all of the shares registered for its benefit.

The term "beneficial ownership" includes shares over which the indicated beneficial owner exercises voting and/or investment power. The rules also deem common shares subject to convertible securities currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options or warrants, but they do not deem these common shares to be outstanding for purposes of computing the percentage ownership of any other person. The applicable percentage of ownership is based on 14,559,253 common shares outstanding as of June 30, 2005 (reflecting the 3-for-2 stock split on October 13, 2005), together with any applicable convertible securities for that shareholder. Except as otherwise indicated, we believe the beneficial owner of the common shares listed below, based on information furnished by it, has sole voting and investment power over the number of shares listed opposite its name.

                                       Shares Owned Before                                     Shares Owned After
                                       the Offering1                                           the Offering
                                       ----------------------------                            ---------------------------
Name and Address                       Number         Percent       Shares Being Offered2      Number        Percent
-------------------------------------- -------------- ------------- -------------------------- ------------- -------------
JED Funding, Ltd.(2)                     1,000,000        6.4%              1,000,000              0             0
233 South Orange Grove Blvd.
Pasadena, CA  91105

1 Includes all shares beneficially owned by the shareholder as of the date hereof as determined according to the paragraph above.

2 The sole general partner of JED Funding, Ltd. is John McGrain. Mr. McGrain exercises voting and investment authority over the shares held by the selling shareholder.

The selling shareholder acquired the common shares in the ordinary course of business and at the time of the offering did not have any arrangements or understandings with any person to distribute the shares.

The selling shareholder has not held a position as a director or executive officer nor has had a material employment relationship with us or any of our affiliates, or our or their predecessors, within the past 2 years. The general partner and one of the limited partners of the selling shareholders, John McGrain, has acted as a consultant for us for the past two years with respect to investor relations.

                              PLAN OF DISTRIBUTION

We are registering common shares on behalf of the selling shareholder. "Selling Shareholder" includes donees, pledgees, transferees or successors-in-interest selling securities received from the named selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer after the date of this prospectus. All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholder. Sales of the shares may be affected by selling shareholders from time to time in one or more types of transactions, including block transactions,

     o    on the American Stock Exchange;

     o    in the over-the-counter market;

     o    in negotiated transactions;

     o    through put or call options transactions relating to the shares; and

     o to cover short sales and other hedging transactions made after the date that the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission ("SEC").

or a combination of these methods of sale or through any lawful manner, at market prices prevailing at the time of sale, or at negotiated prices. These transactions may or may not involve brokers or dealers. The selling shareholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholder.

The selling shareholder may sell shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. The broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. This compensation as to a particular broker-dealer might be in excess of customary commissions.

The selling shareholder and any broker-dealers that act in connection with the sale of securities might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by these broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify each selling shareholder against specified liabilities, including liabilities arising under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Because selling shareholder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholder that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

The selling shareholder also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that rule.

If we are notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, under Rule 424(b) under the Act, disclosing

     o    the name of the participating broker-dealer(s);

     o    the number of shares involved;

     o    the price at which such shares were sold;

     o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

     o    that such broker-dealer(s) did not conduct any investigation to verify
          the   information  set  out  or  incorporated  by  reference  in  this prospectus; and

     o    other facts material to the transaction.

In addition, if we are notified by the selling shareholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                       ENFORCEABILITY OF CIVIL LIABILITIES

JED is a corporation existing under the laws of the Province of Alberta and the majority of its assets and operations are located, and the majority of its revenues are derived, outside the United States. It may not be possible for holders to enforce outside the United States judgments against JED obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of the United States federal securities laws. In addition, certain of the directors and officers of JED are residents of Canada, and all or a substantial portion of the assets of those directors and officers are or may be located outside the United States. As a result, it may not be possible for holders to effect service of process within the United States upon those persons, or to enforce against them judgments obtained in the United States courts, including judgments predicated upon the civil liability provisions of the United States federal and state securities laws. We believe that there is uncertainty as to whether Canadian courts would enforce (i) judgments of United States courts obtained against JED or such persons predicated upon the civil liability provisions of the United States federal and state securities laws or (ii) in original actions brought in Canada, liabilities against JED or such persons predicated upon the United States federal and state securities laws.

                         CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of June 30, 2005. The table does not reflect the 3-for-2 stock split on October 13, 2005. Our capitalization is presented:

          o    on an actual basis;

          o on a pro forma basis to reflect the private sale of the convertible note for gross proceeds of $20,000,000 (estimated costs of $32,187 will be expensed directly); and

          o on a pro forma, as adjusted basis to reflect the conversion of the convertible note at $20.00 per share into 1,000,000 common shares after reflecting the 3-for-2 stock split on October 13, 2005.


                                                   As at June 30, 2005

                                                             Actual                Pro forma        Pro forma as adjusted

Liabilities
Current Liabilities                                   $          6,410,667         $     6,410,667         $    6,410,667
Senior Subordinated Note                              $                  -         $    20,000,000         $            -
----------------------------------------------------- ---------------------- ---------------------- ----------------------

Total Liabilities                                     $          6,410,667         $    26,410,667         $    6,410,667
===================================================== ====================== ====================== ======================
===================================================== ====================== ====================== ======================

Stockholders' Equity
Share Capital
Common Stock                                          $          31,105,954        $    31,105,954         $   51,105,954
Additional paid-in capital                            $             328,818        $       328,818         $      328,818
Share purchase warrants                               $              38,948        $        38,948         $       38,948
Accumulated deficit                                   $         (7,907,613)        $   (7,907,613)         $  (7,939,800)
Accumulated other comprehensive income                $           1,985,178        $     1,985,178         $    1,985,178
----------------------------------------------------- ---------------------- ---------------------- ----------------------

Total Stockholders' Equity                            $          25,551,285        $    25,551,285         $   45,551,285
===================================================== ====================== ====================== ======================

On June 30, 2005, JED had 1,051,250 stock options outstanding at exercise prices ranging from $3.67 to $11.15 and 162,000 share purchase warrants outstanding at an exercise price of $4.40.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of an unlimited number of shares of common stock and an unlimited number of shares of preferred stock without par value. The preferred stock may be issued in one or more series as determined by the Board of Directors. As at September 1, 2005, we had issued and outstanding 9,740,169 common shares and no preferred shares.

Articles of Incorporation and By-laws
-------------------------------------

We were incorporated in Alberta, Canada. Our Articles of Incorporation and By-laws provide no restrictions as to the nature of our business operations.

Under Alberta law, a director must inform us, at a meeting of the Board of Directors, of any interest in a material contract or proposed material contract with us. Directors may not vote in respect of any such contracts made with us or in any such contract in which a director is interested, and such directors shall not be counted for purposes of determining a quorum. However, these provisions do not apply to (i) an arrangement by way of security for money lent to or obligations undertaken by them, (ii) a contract relating primarily to their remuneration as a director, officer, employee or agent, (iii) a contract for indemnity or insurance on behalf of a director as allowed under the Alberta law, or (iv) a contract with an affiliate.

We are authorized to issue an unlimited number of common and preferred shares. Our stockholders have no rights to share in our profits, are subject to no redemption or sinking fund provisions, have no liability for further capital calls and are not subject to any discrimination due to number of shares owned.

By not more than 50 days or less than seven days in advance of a dividend, the Board of Directors may establish a record date for the determination of the persons entitled to such dividend.

The rights of holders of our common stock can be changed at any time in a stockholder meeting where the modifications are approved by 66 2/3% of the shares represented by proxy or in person at a meeting at which a quorum exists.

All holders of our common stock are entitled to vote at annual or special meetings of stockholders, provided that they were stockholders as of the record date. The record date for stockholder meetings may precede the meeting date by no more than 50 days and not less than 21 days, provided that notice by way of advertisement is given to stockholders at least seven days before such record date. Notice of the time and place of meetings of stockholders may not be less than 21 or greater than 50 days prior to the date of the meeting.

There are no:

     o    limitations on share ownership;

     o provisions of the Articles or By-laws that would have the effect of delaying, deferring or preventing a change of control of our company;

     o by-law provisions that govern the ownership threshold above which stockholder ownership must be disclosed; and

     o conditions imposed by the Articles or By-laws governing changes in capital, but Alberta law requires any changes to the terms of share capital be approved by 662/3% of the shares represented by proxy or in person at a stockholders' meeting convened for that purpose at which a quorum exists.

Common Stock
------------

Each holder of record of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote, except matters which are required to be voted on as a particular class or series of stock. Cumulative voting for directors is not permitted.

Holders of outstanding shares of common stock are entitled to those dividends declared by the Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up our affairs, holders of common stock are entitled to receive, pro rata, our net assets available after provision has been made for the preferential rights of the holders of preferred stock. Holders of outstanding common stock have no preemptive, conversion or redemption rights. All of the issued and outstanding shares of common stock are, and all unissued shares of common stock, when offered and sold will be, duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

Preferred StocK
---------------

Our Board of Directors is authorized to issue from time to time, without stockholder approval, in one or more designated series, unissued shares of preferred stock with such dividends, redemption, conversion and exchange provisions as may be provided by the Board of Directors with regard to such particular series. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to those of the common stock.

The rights of the holders of common stock will be subject to and may be adversely affected by the rights of the holders of any preferred stock that we may issue in the future. Our issuance of a new series of preferred stock could make it more difficult for a third party to acquire, or discourage a third party from acquiring, our outstanding shares of common stock and make removal of the Board of Directors more difficult.

A total of 7,600,000 shares of Series A Convertible Preferred Stock were issued pursuant to a private placement completed in December 2003. All outstanding Series A Convertible Preferred Shares were converted to common shares upon the effectiveness of our registration statement on Form S-1 in April 2004.

A summary of Canadian laws and regulations that affect the rights of U.S. shareholders and certain U.S. federal tax implications of owning and selling our shares can be found in Item 10. contained in the Annual Report on Form 20-F for the year ended December 31, 2004.

                                     MARKETS

JED's shares commenced trading on the American Stock Exchange ("Amex") under the symbol "JDO" on April 6, 2004.

The following table sets forth the bid prices, in US dollars, as reported by the American Stock Exchange, for the periods shown.

                                               American Stock
                                                Exchange/Amex
                                                    (US$)
Five most recent full fiscal years:           High        Low
                                              ----        ---
Year ended December 31, 2004                  14.77       9.46

Year ended December 31, 2005:
Quarter ended June 30, 2005                   25.75      15.10
Quarter ended March 31, 2005                  19.21      14.05

Year ended December 31, 2004:
Quarter ended December 31, 2004               14.77      11.62
Quarter ended September 30, 2004              12.74      10.80
Quarter ended June 30, 2004                   13.20       9.46
Quarter ended March 31, 2004                   NA          NA

Year ended December 31, 2003:
Quarter ended December 31, 2003                NA          NA
Quarter ended September 30, 2003               NA          NA
Quarter ended June 30, 2003                    NA          NA
Quarter ended March 31, 2003                   NA          NA

Six most recent months ended:
March 2005                                    18.95      15.00
April 2005                                    17.33      15.10
May 2005                                      18.70      15.50
June 2005                                     25.75      17.67
July 2005                                     30.85      23.80
August 2005                                   33.10      26.06
September 2005                                27.96      23.20


JED has paid no dividends on its common shares since incorporation and does not anticipate doing so in the foreseeable future.

                                 USE OF PROCEEDS

JED will not receive any proceeds as a result of sales of shares by the selling shareholder. If the note is converted, our outstanding debt will be reduced to the extent of the note conversion. The proceeds received by us upon issuance of the note will be used for capital expenses related to our 2005 capital drilling program. The selling shareholder is under no obligation to convert the note and there can be no assurance that the selling shareholder will do so.

                                    EXPENSES

The expenses in connection with this offering are as follows:

    Securities and Exchange Commission Registration Fee......     U.S.$2,354
    Legal Fees and Expenses..................................     $15,000*
    Blue Sky Fees and Expenses...............................     $0.00
    Stock Exchange Listing Fees..............................     $13,333*
    Accounting Fees..........................................     $1,500*
             Total...........................................     U.S.$32,187
      *Estimated

                                  LEGAL MATTERS

The validity of the issuance of common shares which are offered in this prospectus will be passed upon by Marcia Johnston, Esq., General Counsel of JED Oil Inc.

                                     EXPERTS

The consolidated financial statements of JED Oil Inc. consisting of the consolidated balance sheets of JED Oil Inc. as at December 31, 2004 and 2003 and the consolidated statements of operations, comprehensive loss, changes in stockholders' equity and cash flows for the year ended December 31, 2004, the 120 day period from inception on September 3, 2003 to December 31, 2003 and the 211 day period from inception on September 3, 2003 to end of development stage on March 31, 2004, incorporated in this prospectus by reference from the Company's Annual Report on Form 20-F for the year ended December 31, 2004 have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Certain information relating to our reserves incorporated by reference into this prospectus has been calculated by us and audited and opined on, as at December 31, 2004, by McDaniel & Associates Consultants Ltd., independent petroleum engineering consultants retained by us, and has been so included in reliance on the opinion and report of McDaniel & Associates Consultants Ltd., given upon the authority of said firm as experts in reserve engineering.

                       WHERE YOU CAN GET MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and we file reports, registration statements and other information with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal stockholders are exempt from reporting short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

Our reports, registration statements other information can be inspected and copied at the public reference facilities maintained by the SEC:

         Room 1200
         450 Fifth Street N.W.
         Washington D.C. 20549

Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC at the same address, or by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the FSEC's website at www.sec.gov and from our website at www.jedoil.com.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede information previously filed. We incorporate by reference the documents listed below:

The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement.

a) Our latest annual report on Form 20-F filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") for the fiscal year ended December 31, 2004.

b) Reports on Form 6-K dated April 8, 2005, June 8, 2005, September 15, 2005 and October 24, 2005.

c)   Reports on Form 8-K dated April 1, 2005 and February 2, 2005.

d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report incorporated by reference herein pursuant to (a) above.

e) The description of our securities contained in our registration statement under on Form 8-A12B/A filed with the Securities and Exchange Commission on April 5, 2004.

Prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, we also incorporate by reference all of our subsequent annual reports filed with the SEC on Form 20-F and all of our subsequent reports on Form 6-K under the Exchange Act submitted to the SEC that we specifically identify in such form as being incorporated by reference into this prospectus.

We shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to Corporate Secretary, Suite 2600, 500 - 4th Avenue S.W. Calgary, Alberta, Canada T2P 2V6, phone number (403) 537-3250.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or to buy only the securities referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front page of those documents. Also, you should not assume that there has been no change in our affairs since the date of this prospectus or any applicable prospectus supplement.

                                 INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling JED pursuant to the applicable provisions, JED has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 8. Indemnification of Directors and Officers

The Registrant's by-laws provide the following in accordance with the Business Corporations Act (the "Act") Alberta, Canada.

"Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the funds of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous acts of any person with whom any of the funds, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatsoever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own willful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

No act or proceeding of any director or officer or the Board shall be deemed invalid or ineffective by reason of the subsequent ascertainment of any irregularity in regard to such act or proceeding or the qualification of such director or officer or Board. Directors may rely upon the accuracy of any statement or report prepared by the Corporation's auditors, internal accountants or other responsible officials and shall not be responsible or held liable for any loss or damage resulting from the paying of any dividends or otherwise acting upon such statement or report.

Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a stockholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if: (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such against any liability incurred by him, as the Board may from time to time determine."

Item 9. Exhibits


     Exhibits
     Number         Document Description
     ------         --------------------

     4.1 Senior Subordinated Convertible Note dated August 3, 2005 by JED Oil Inc. in favor of JED Funding, Ltd.*

     4.2            Registration  Rights  Agreement dated August 1, 2005 between
                       JED Oil Inc. and JED Funding, Ltd.*

     5.1            Opinion of Marcia Johnston, Esq.*

     23.1           Consent of Marcia Johnston, Esq. (included in Exhibit 5.1)*

     23.2 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

     23.3           Consent of McDaniel & Associates Consultants Ltd.

     24.1           Power of Attorney (see Signature Page)*
     ---------------------------
     *previously filed

Item 10. Undertakings

     (a) Rule 415 Offering.
          -----------------

JED hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration statement.

     (2) That, for the purpose of determining any liability under Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X under the Securities Act of 1933 at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by
Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X under the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

JED hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(b) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Indemnification for Liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of JED pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by JED of expense incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of an appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, JED Oil Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on November 2, 2005.


                                            JED OIL INC.

                                            BY: /s/ Bruce A. Stewart
                                               ---------------------------------
                                               Bruce A. Stewart
                                               Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                               Title                                     Date


       *
-------------------------------         Chief Executive Officer and Director     November 2, 2005
Thomas J. Jacobsen                      (Principal Executive Officer)


       *
-------------------------------         Chief Financial Officer                  November 2, 2005
Bruce A. Stewart                        (Principal Accounting and Financial
                                        Officer)


       *
-------------------------------         Chairman                                 November 2, 2005
Reginald J. Greenslade



-------------------------------         Director
James. F. Dinning


-------------------------------         Director
Justin York

       *
-------------------------------         Director                                 November 2, 2005
Ludwig Gierstorfer


*By: /s/ Bruce A. Stewart
-------------------------------
     Bruce A. Stewart
     Attorney-in-Fact

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of JED Oil Inc. in the United States, in the City of Calgary, Province of Alberta, Country of Canada, on this 2nd day of November, 2005.


                                  JED Oil (USA) Inc.

                                  (Registrant)



                                   By:/s/ Bruce A. Stewart
                                      ------------------------------------------
                                      Bruce A. Stewart
                                      Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number         Document Description
------         --------------------
4.1            Senior Subordinated  Convertible Note dated August 3, 2005 by JED
               Oil Inc. in favor of JED Funding, Ltd.*

4.2 Registration Rights Agreement dated August 1, 2005 between JED Oil Inc. and JED Funding, Ltd.*

5.1            Opinion of Marcia Johnston, Esq.*

23.1           Consent of Marcia Johnston, Esq. (included in Exhibit 5.1)*

23.2           Consent  of  Ernst & Young  LLP,  Independent  Registered  Public
               Accounting Firm

23.3           Consent of McDaniel & Associates Consultants Ltd.

24.1           Power of Attorney (see Signature Page)*
---------------------------
*previously filed